AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2018
Registration No. 333-201762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153
(212) 388-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Goldmann
767 Fifth Avenue, Suite 4700
New York, NY 10153
(212) 388-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
James E. Bedar, Esq.
Jason S. McCaffrey, Esq.
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200
Facsimile: (617) 856-8201

Approximate date of commencement of proposed sale to the public: Voltari Corporatoin is hereby amending this registration statement to deregister any securities that had been registered but remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
		Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 4 (the “Amendment”) relates to the registration statement on Form S-1 on Form S-3 (Registration No. 333-201762) (as amended, the “Registration Statement”) of Voltari Corporation (the “Company”), pertaining to 1,014,982 shares of common stock issuable upon the exercise of warrants, which were previously registered on the Company’s Registration Statement on Form S-4 (File No. 333-186564), as amended, which was initially filed on February 11, 2013. The Registration Statement was originally filed on Form S-1 and declared effective on February 13, 2015.

On October 11, 2017, the outstanding warrants expired pursuant to their terms. Pursuant to this Amendment, the Company hereby removes and withdraws from registration the remaining 1,014,958 shares of common stock, par value $0.001 per share that were issuable upon the exercise of such warrants As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on March 19, 2018.

VOLATARI CORPORATION

By:	/s/ Kenneth Goldmann
Name: Kenneth Goldmann
Title: Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth Goldmann	Principal Executive Officer (principal executive officer)	March 19, 2018
Kenneth Goldmann

/s/ Peter Kaouris	Chief Accounting Officer (principal financial officer)	March 19, 2018
Peter Kaouris

/s/ Peter Shea	Chairman of the Board	March 19, 2018
Peter Shea

/s/ Jaffrey A. Firestone	Director	March 19, 2018
Jaffrey A. Firestone

/s/ Kevin Lewis	Director	March 19, 2018
Kevin Lewis

/s/ Sachin Latawa	Director	March 19, 2018
Sachin Latawa